FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                   Farmer Mac



                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK


April 23, 1998


Dear Farmer Mac Stockholder:

      The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 1998 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 4, 1998, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.

      Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.

      We look forward to seeing you on June 4.


                              Sincerely,



                              /s/Eugene Branstool
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                   Farmer Mac



                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK

April 23, 1998

Dear Farmer Mac Stockholder:

      The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 1998 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 4, 1998, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

      We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 1997 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.

      We look forward to seeing you on June 4.

                              Sincerely,



                              /s/Eugene Branstool
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                ----------------

                            NOTICE OF ANNUAL MEETING
                                                                  April 23, 1998

      Notice is hereby given that the 1998 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 4, 1998, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.

      As described in the attached Proxy Statement, the meeting will be held for the following purposes:

Item No. 1  to elect  ten  directors,  five of whom will be  elected  by Class A
            Stockholders, and five of whom will be elected by Class B Stockholders, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

Item No. 2  to ratify the  selection by the Audit  Committee of Arthur  Andersen
            LLP  as the  Corporation's  independent  auditors  for  fiscal  year
            1998;

and to consider and act upon any other business that may properly be brought before the meeting or any adjournment thereof. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

      Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 9, 1998 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

      For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation at the address indicated above, between the hours of 9:00 a.m. and 5:00 p.m. local time.

      Whether or not you intend to be present at the meeting, please complete the enclosed proxy card, date and sign it exactly as your name appears thereon and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                              By order of the Board of Directors,



                               /s/Michael T. Bennett
                               Michael T. Bennett
                               Corporate Secretary

                                Table of Contents


                                                                            Page
Voting Rights..............................................................1
Proxy Procedure............................................................2
Proxy Statement Proposals..................................................2
Board of Directors Meetings and Committees.................................3
Item No. 1:  Election of Directors.........................................3
Information about Nominees for Director....................................4
      Class A Nominees.....................................................4
      Class B Nominees.....................................................5
      Directors Appointed by the President of the United States............5
Stock Ownership of Directors and Executive Officers .......................6
Executive Officers.........................................................8
Compensation of Directors and Executive Officers...........................9
-- Compensation of Directors...............................................9
-- Compensation of Executive Officers......................................9
      General............................................................. 9
      Compensation Committee Report on Executive Compensation..............9
      Compensation Committee Interlocks and Insider Participation.........12
      Summary Compensation Table..........................................13
      Option Grants During 1997...........................................14
      Option Exercises and Year End Value.................................14
      Employment Agreements....................................... .......15
      Certain Relationships and Related Transactions......................15
      Performance Graph...................................................16
Stock Option Plans........................................................18
      Defined Contribution Pension Plan...................................19
      401(k) Savings Plan.................................................19
Item No. 2:  Selection of Independent Auditors............................19
Compliance with Section 16(a) of the Securities Exchange Act of 1934......20
Principal Stockholders of Voting Common Stock.............................21
Solicitation of Proxies...................................................22
Other Matters.............................................................22

                     FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                     FARMER MAC



                               919 18th Street, N.W.
                                     Suite 200
                               Washington, D.C. 20006

                                  PROXY STATEMENT
                       For the Annual Meeting of Stockholders
                             to be held on June 4, 1998

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 4, 1998 at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W. Washington, D.C. 20037 and at any adjournments or postponements thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 27, 1998.

      The Board of Directors will present for a vote at the Meeting the election of ten members and the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation for fiscal year 1998. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

      One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended (the "Act"), provides that Class A Voting Common Stock may be held only by banks, insurance companies and other financial entities that are not Farm Credit System institutions. Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

      The Board of Directors has fixed April 9, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,010,580 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Stockholders of Voting Common Stock."

      The holders of Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the Class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director, or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. With respect to any matter (other than the election of directors) submitted to a vote of the holders of Voting Common Stock, the Class A Holders and Class B Holders vote together as a single class.

     The presence, in person or by proxy, of the holders of at least a majority of the Corporation's outstanding Voting Common Stock is required to constitute a quorum at the Meeting. Proxy Procedure

      Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. A stockholder may withhold a vote from one or more Nominees by writing the names of those Nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining Nominees for its class. The five Nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the Nominees becomes unavailable for election, votes will be cast by the Proxy Committee under the authority granted by the enclosed proxy for such substitute Nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five Nominees specified herein as Class A Nominees and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five Nominees specified herein as Class B Nominees.

      Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a matter involves a vote for which a broker (or its nominee) may only vote a customer's shares in accordance with the customer's instructions, and if the broker (or its nominee) does not vote such shares due to the lack of such instructions, the votes represented by such shares and delivered to the Corporation ("broker non-votes") will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

      Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

      The Proxy Committee, composed of three executive officers of the Corporation, H.D. Edelman, M.T. Bennett and T.R. Clark, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

      Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Secretary of the Corporation in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Michael T. Bennett, Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.

Proxy Statement Proposals

      Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by stockholders.

      Proposals of stockholders to be presented at the 1998 Annual Meeting of Stockholders were required to be received by the Secretary of the Corporation prior to December 30, 1997 for inclusion in this Proxy Statement and the accompanying proxy. No such proposals have been received and the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters should properly be brought before the Meeting or any adjournment thereof, the Proxy Committee intends to vote such proxy in accord with its members' best judgment.

      To be eligible for inclusion in the 1999 Proxy Statement, proposals of stockholders must be received by the Secretary of the Corporation prior to December 31, 1998.

Board of Directors Meetings and Committees

      The Board of Directors conducted a total of seven regular meetings since the last annual meeting in June 1997. Each of the members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees of which they were members since the last annual meeting.

      The Board has used a number of committees to assist it in the performance of its duties. The committees currently consist of the following: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee, Program Development Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. See "Item No. 1:
Election of Directors," "Compensation of Directors and Executive Officers" and "Item No. 2: Selection of Independent Auditors" for information concerning the Nominating Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

      At the Meeting, ten directors will be elected. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. Four of the Class A Nominees and five of the Class B Nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the next annual meeting of the stockholders of the Corporation, or until their respective successors have been duly elected and qualified.

      The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below and the ten members who are elected by the holders of Voting Common Stock. The Appointed Members serve at the pleasure of the President of the United States.

      In order to facilitate the selection of director nominees, the Board of Directors utilizes a nominating committee consisting of two directors from each of the Board's three constituent groups. The members of the Nominating Committee are: Appointed Members Messrs. Branstool and Southern; Class A directors Messrs. Hemingway and Nolan; and Class B directors Messrs. Graff and McCarthy. The
Nominating Committee met four times since the last annual meeting. The Nominating Committee recommended five individuals to be considered for election as Class A Nominees and five individuals to be considered for election as Class B Nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Nominating Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.

      For the 1999 Annual Meeting of Stockholders, the Nominating Committee will consider nominees recommended by holders of Class A or Class B Voting Common Stock who may submit such recommendations by letter to the Secretary of Farmer Mac.

      If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director at the date of the Meeting or at any adjournment(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute Nominee as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. Information about Nominees for Director

Each of the Nominees has been principally employed in his current position for the past five years unless otherwise noted.

Class A Nominees

W. David Hemingway, 50, has been a member of the Board of Directors of the Corporation since June 13,1996, and is a member of the Compensation Committee and the Nominating Committee. He has been Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank, Salt Lake City, Utah, since 1984, having previously held various positions within the investment division, which he assisted in organizing in 1975. In early 1998, he was also elected Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank. Mr. Hemingway has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council, of which he served as chairman in 1991. He also served as chairman of the Utah Bankers Association in 1995.

Mitchell A. Johnson, 56, has been a member of the Board of Directors of the Corporation since June 12,1997, and serves as chairman of the Finance Committee. He is President of MAJ Capital Management, Inc., an investment management firm which he founded in 1994 following his retirement from the Student Loan Marketing Association (Sallie Mae), the nation's largest provider of college education financing. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. Mr. Johnson is a director of Whitestone Capital Group, Inc., the holding company for Whitestone Capital Markets, an investment consulting firm. He also serves as a director of Commerce Security Bancorp, Inc., Laguna Hills, California, the holding company for Eldorado and Commerce Security Banks, and is a trustee of Citizens Investment Trust, a mutual fund company based in Portsmouth, New Hampshire. He was the first President and one of the founding members of the Washington Association of Money Managers and is a trustee of the District of Columbia Retirement Board, among other community activities.

Robert J. Mulder, 54, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Finance Committee. He is President and Chief Executive Officer of Feather River State Bank, Yuba City, California, where he has held various positions within the Bank since 1980 and is President and Chief Executive Officer of California Independent Bancorp, the bank's holding company. Mr. Mulder is a former member of the California Bankers Association and a current member of the California Bankers Council of the Independent Bankers Association of America (IBAA). He also serves on the IBAA's National Agriculture-Rural America Committee.

David J. Nolan, 73, has been a member of the Board of Directors of the Corporation since June 13, 1996, and serves as chairman of the Program Development Committee and is a member of the Executive Committee and the Nominating Committee. He had been President, Chief Executive Officer and Chairman of the Board of Directors of Central National Bank, Canajoharie, New York, from 1981 until his retirement in 1994, and currently serves as a member of the Bank's Board of Directors and as a member of the Bank's Loan Committee and its Trust and Investment Committee. Mr. Nolan is a former New York State Director of the U.S. Department of Agriculture's Farmers Home Administration. He served as a member of the Executive Committee of the Agricultural Bankers Division of the American Bankers Association from 1988 to 1992. Mr. Nolan was a member of the Farmer Mac Credit Underwriting Standards Task Force in 1989.

Peter T. Paul, 54, is the President, Chief Executive Officer and major stockholder of Headlands Mortgage Company, a publicly held mortgage banking company based in Larkspur, California. Headlands, which was founded by Mr. Paul in 1986, is a nationwide mortgage banking company specializing in originating, selling, securitizing and servicing residential mortgage loan products for primarily high credit quality borrowers. Prior to founding Headlands, Mr. Paul was Vice President of United Century Mortgage in California and was responsible for wholesale mortgage lending in several western states. Mr. Paul has worked in the mortgage banking industry for over 25 years and has substantial secondary mortgage market experience, having held positions in the Secondary Mortgage Marketing Departments of Ticor and IMI, mortgage insurance companies, and as a Ginnie Mae salesman. Mr. Paul is a Director of the California Mortgage Bankers Association.

Class B Nominees

Kenneth E. Graff, 51, has been a member of the Board of Directors of the Corporation since June 12, 1997, and is a member of the Program Development Committee and the Nominating Committee. He has served in the dual capacity as President of the Central Coast Federal Land Bank Association, FLCA and the Central Coast Production Credit Association (both located in Arroyo Grande, California) since late 1987. Mr. Graff was previously employed by the Farm Credit Banks of Sacramento in various capacities from 1976 to 1987, most recently as Senior Vice President. From March 1989 until June 1991, Mr. Graff served as a Class B member of the Farmer Mac Board of Directors.

James A. McCarthy, 68, has been a member of the Board of Directors of the Corporation since June 9, 1994, and is a member of the Executive Committee, the Compensation Committee and the Nominating Committee. He is a cotton, grain and sugarcane farmer and cattle feeder in Rio Hondo, Texas. Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas and was recently elected its Chairman. He is a member of Agriculture Co-Op Development International and has served as a member of the National Commission on Agricultural Finance, the Advisory Board of the Federal Intermediate Credit Bank of Texas and the Board of Directors of the Production Credit Association of South Texas. Mr. McCarthy also serves as an officer and director of several closely held companies engaged in construction, farming, shipping and land acquisition and development.

John G. Nelson III, 48, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Finance Committee. He is the owner and manager of a grain farm in Reardan, Washington and is also an insurance agent offering Farm Bureau insurance. Mr. Nelson is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations. Since 1994, Mr. Nelson has served as a director of AgAmerica, FCB, Spokane, Washington. He also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA.

John Dan Raines, 53, has been a member of the Board of Directors of the Corporation since June 18, 1992, and is a member of the Program Development Committee. He is the owner and operator of Georgia Produce Exchange, Inc., a fresh vegetable sales firm, and Raines Insurance Agency, Inc., a general insurance agency. From 1986 to 1990, Mr. Raines was a member of the Board of Directors of the South Atlantic Production Credit Association, and served as its Chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the Board of Directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina). He also has served since 1981 as a member of the Board of Directors of South Central Farm Credit, ACA, and its predecessor Farm Credit System institution.

Darryl W. Rhodes, 47, has been a member of the Board of Directors of the Corporation since June 8, 1995, and serves as chairman of the Audit Committee. He has been the Senior Vice President - Finance of the Farm Credit Bank of Wichita, Kansas, since 1991. From 1986 to 1991, he was a Senior Vice President of the Ninth District Federal Land Bank Association/Production Credit Association, Wichita, Kansas. For 14 years prior to that, he held numerous positions with the Farm Credit Bank of Wichita, including Vice President - Association Supervision.

Directors Appointed by the President of the United States

Charles Eugene Branstool, 61, has been a member of the Board of Directors of the Corporation and has served as its Chairman since May 26, 1995. He also serves as Chairman of the Executive Committee, the Compensation Committee and the Nominating Committee and is a member of the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on May 23, 1995. Mr. Branstool has been a self-employed farmer in Utica, Ohio since 1962. During the period from April 1993 through December 1993, Mr. Branstool served as the Assistant Secretary for Marketing and Inspection Services of the U.S. Department of Agriculture (USDA). Prior to serving with USDA, Mr. Branstool was State Chairman of the Ohio Democratic Party from January 1991 through April
1993. He also served in the Ohio House of Representatives from January 1975 through December 1982, and as a State Senator from January 1983 through December 1990.

Lowell L. Junkins, 53, has been a member of the Board of Directors of the Corporation since June 13,1996, and serves as chairman of the Public Policy Committee and is a member of the Audit Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. Mr. Junkins works as a public affairs consultant for Junkins-Hultman Associates in Des Moines, Iowa.

Marilyn Peters, 68, has been a member of the Board of Directors of the Corporation since October 12, 1994, and is a member of the Program Development Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mrs. Peters and her husband own farm and ranch land in Marshall County, South Dakota, used for the production of grain crops and cattle. Mrs. Peters is a former teacher and a past member of the Britton Public School Board. She formerly served on the South Dakota Council on Vocational Education, the South Dakota Private Industry Council and the South Dakota Professional Administrators Practices and Standards Commission, positions to which she was appointed by the Governor of South Dakota. She also served as a member of the National Association of State Councils on Vocational Education, representing the interest of the agricultural community in the work of the association.

Gordon Clyde Southern, 71, has been a member of the Board of Directors of the Corporation since March 2, 1989, and has served as its Vice Chairman since August 1994. He also is a member of the Public Policy Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. His appointment to the Board was confirmed by the United States Senate on September 30, 1988. Mr. Southern has been a farmer and President of the Southern Farm Co., Inc. in Steele, Missouri since 1954. He serves as Chairman of the Bootheel Resources Conservation and Development Council and as a member of the Executive Council of the University of Missouri Delta Experiment Station, and is a member of the Lower Mississippi River Valley Flood Control Association. He has served as Presiding Commissioner of Pemiscot County and as Chairman of the Pemiscot County Port Authority. He is currently serving as President of the Pemiscot County Farm Bureau Federation.

Clyde A. Wheeler, Jr., 77, has been a member of the Board of Directors of the Corporation since October 12, 1994, and is a member of the Public Policy
Committee and the Compensation Committee. His appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mr. Wheeler, a self-employed farmer and rancher, owns and operates with his son the Clear Creek Ranch, a cattle and hay operation in Laverne, Oklahoma. He spent several years in public service, having begun as an administrative assistant to an Oklahoma Congressman in 1951, then as a special assistant to former Secretary of Agriculture Ezra Taft Benson and then as a staff assistant to President Eisenhower. Following his public service career, he spent the next 24 years with Sun Company, Inc. (and its predecessor companies), most recently as corporate Vice President upon his retirement in 1984.

      In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable and religious organizations.


Stock Ownership of Directors and Executive Officers

      As of the record date, April 9, 1998, the following members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation might be deemed to be "beneficial owners" of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission; those members, Nominees and executive officers not listed below would not be deemed to be beneficial owners, since they do not own any equity securities of the Corporation. The Corporation's Voting Common Stock may be held only by financial institutions and Farm Credit System institutions, and may not be held by individuals. Thus, no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions; consequently, they may not own Voting Common Stock of the Corporation directly or indirectly. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5% or more of the Voting Common Stock of the Corporation, see "Principal Stockholders of Voting Common Stock."



                               Voting Common Stock           Non-Voting Common
                                                                   Stock1
                               Class A      Percent           Class C     Percent


Michael T. Bennett            ------         ------            36,834      1.2%
Charles Eugene Branstool      ------         ------             1,395        *
Thomas R. Clark               ------         ------            38,432      1.2%
Nancy E. Corsiglia            ------         ------            38,610      1.2%
John C. Dean2                   800            *                2,132        *
Christopher A. Dunn           ------         ------            28,267        *
Henry D. Edelman              ------         ------            90,529      2.9%
Kenneth E. Graff              ------         ------             1,332        *
W. David Hemingway3           322,100        31.9%            501,939      16.3%
Mitchell A. Johnson           ------         ------             1,946        *
Lowell L. Junkins             ------         ------             1,332        *
James A. McCarthy             ------         ------             1,332        *
Robert J. Mulder              ------         ------             1,382        *
John G. Nelson, III           ------         ------             1,348        *
David J. Nolan                ------         ------             1,382        *
Peter T. Paul4                 2,000           *               ------     ------
Marilyn Peters                ------         ------             1,348        *
John Dan Raines               ------         ------             1,332        *
Darryl W. Rhodes              ------         ------             1,332        *
Gordon Clyde Southern         ------         ------             1,500        *
Clyde A. Wheeler              ------         ------             1,405        *
All directors and
executive officers as a       324,900        32.1%            755,559      24.5%
group

*    Less than 1%

1     Includes  shares of Class C Non-Voting  Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 86,872 shares; Mr. Bennett, 36,834 shares; Mr. Clark, 37,537 shares; Ms. Corsiglia, 37,559 shares; Mr. Dunn 27,271 shares; Mr. Stenson, 450 shares; each of the members of the Board of Directors, 1,332 shares; and all directors and officers as a group, 254,808 shares. See "Stock Option Plans" below.

2     Mr.  Dean,  not a nominee for  re-election,  owns 97% of  Glenwood  State
Bancorp, which owns 100% of Glenwood State Bank, Glenwood, Iowa (owner of 800 shares each of Class A Voting Common Stock and Class C Non-Voting Common Stock). As such, Mr. Dean may be deemed a beneficial owner of such shares. Mr. Dean disclaims such beneficial ownership.

3     As Senior Investment Officer of Zions First National Bank, Mr. Hemingway
may be deemed to be the beneficial owner of the 322,100 shares of Class A Voting Common Stock owned by Zions First National Bank. As Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank, Mr. Hemingway may be deemed to be the beneficial of the 500,100 shares of Class C Non-Voting Common Stock owned by the holding company. Mr. Hemingway disclaims beneficial ownership of the 322,100 shares of Class A Stock and the 500,100 shares of Class C Stock owned by the Bank and the holding Company, respectively. Of the 1,839 shares of Class C Non-Voting Common Stock attributed to Mr. Hemingway, 235 shares are owned by his two sons.

4     As the major stockholder of Headlands Mortgage Company,  Mr. Paul may be deemed to be the beneficial owner of the 2,000 shares of Class A Voting Common Stock owned by Headlands. Mr. Paul disclaims such beneficial ownership.

Executive Officers

      The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

Name                  Age     Capacity in which Served and Five-Year History


Henry D. Edelman      49      President  and  Chief  Executive  Officer  of  the
                              Corporation since June 1, 1989. From November 1986 until he joined Farmer Mac, Mr. Edelman was First
                              Vice President for Federal  Government  Finance of
                              PaineWebber  Incorporated,  New  York,  New  York.
                              Previously,  Mr.  Edelman was Vice  President  for
                              Government Finance at Citibank N.A., New York, New
                              York and Director of  Financing,  Investments  and
                              Capital Planning at General Motors  Corporation in
                              New York, New York, where he served in various capacities on the Legal Staff and Financial Staff for ten years.

Michael T. Bennett    40      Vice President - General  Counsel and Secretary of
                              the Corporation since November 1, 1991. From 1983 until he joined Farmer Mac, Mr. Bennett was an associate in the Washington, D.C. office of the New York-based law firm of Brown & Wood.

Thomas R. Clark       50      Vice  President  -  Corporate   Relations  of  the
                              Corporation since June 26, 1989. From 1987 until joining Farmer Mac, Mr. Clark was Minority Counsel to the U.S. Senate Committee on Agriculture,
                              Nutrition and Forestry. From 1984 until 1987, he was Deputy Director of the Fruit and Vegetable
                              Division,  Agricultural  Marketing  Service,  U.S.
                              Department of Agriculture.

Nancy E. Corsiglia    42      Vice  President  -  Business  Development  of  the
                              Corporation since June 1, 1989 and Treasurer of the Corporation since December 8, 1989. From 1988 until she joined Farmer Mac, Ms. Corsiglia was Vice President for Federal Government Finance at
                              PaineWebber Incorporated, New York, New York. From
                              1984 to 1988,  she  served  as a Senior  Financial
                              Analyst and a Manager on the Financial Staff of General Motors Corporation, New York, New York.

Christopher A. Dunn   40      Vice President - Mortgage-Backed Securities of the
                              Corporation  since April 5, 1993.  From 1991 until
                              he  joined  Farmer  Mac,  Mr.  Dunn  was a  Senior
                              Manager in the Asset  Securitization Group at KPMG
                              Peat Marwick LLP,  Washington,  D.C.  From 1988 to
                              1991,  he was a Manager --  Structured  Finance of
                              the  Federal   Home  Loan   Mortgage   Corporation
                              (Freddie Mac).

Tom D. Stenson        47      Vice  President  -  Agricultural  Finance  of  the
                              Corporation  since August 7, 1997.  From  November
                              1996  until  August  7,  1997,   Mr.  Stenson  was
                              Director   -    Agricultural    Finance   of   the
                              Corporation. From 1993 until joining Farmer Mac in
                              1996,  he was Vice  President -  Agribusiness  for
                              ValliWide Bank, a "super-community" bank in the San Joaquin Valley of California.

Compensation of Directors and Executive Officers

    The Compensation Committee determines, subject to Board of Directors' ratification, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of that committee are Messrs. Branstool (Chairman), Southern, Hemingway, McCarthy and Wheeler. No member of the Committee is an officer or employee of the Corporation. Since the last annual meeting, the Compensation Committee has met three times.

-- Compensation of Directors

      The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) all members of the Board of Directors receive an annual retainer of $10,000, except the Chairman who receives a $15,000 annual retainer; (b) each director receives $500 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President, members of the Board are compensated at the same daily rate for certain other meetings and conferences of borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total compensation received by all members of the Board of Directors in 1997 was approximately $158,000. Under the 1997 incentive plan adopted by the Board in early 1997 each director is granted options annually to purchase 2,000 shares of Class C Non-Voting Common Stock, with each such grant to occur on the business day following each Annual Meeting of Stockholders and with the option price to be determined as of the date of such Annual Meeting. See "Compensation of Executive Officers -- Stock Option Plans -- 1997 Plan."

-- Compensation of Executive Officers

General

      This section includes: (i) a report from the Compensation Committee of the Board of Directors on executive compensation; (ii) a discussion of compensation committee interlocks and insider participation in Farmer Mac transactions; (iii) a summary description in tabular form of executive compensation; (iv) a summary of aggregate option holdings; (v) a description of the executive officers' employment agreements; (vi) a discussion of certain relationships and related transactions with directors; (vii) a comparison of stock performance to market indices; and (viii) a description of the Corporation's benefit plans, including the pension and stock option plans.

      Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circular") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the Performance Graph shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

Compensation Committee Report on Executive Compensation

      Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac's charter, particularly as revised in 1996, casts it in the mold of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac's Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Board and the Committee believe that approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac's expanding and increasingly complex operations. Accordingly, the Board and the Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages, whereby management would focus on long-term structural, pricing and capital objectives, balanced with near-term operating results.

      Method of Determining Management Compensation Historically. The solution initially devised by Farmer Mac's Board of Directors and Compensation Committee in connection with the hiring of the Chief Executive Officer ("CEO") and other senior members of management beginning in June 1989, was to adopt an approach to executive compensation that relied upon both subjective (qualitative) and objective (quantitative) evaluation criteria. That approach measured performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors. Historically, those criteria had related to efficient pricing of Farmer Mac guaranteed securities and expansion of the pooler and seller networks. In 1995, recognizing the urgent need for legislative changes to Farmer Mac's charter and for business volume under a revised charter, the Board and management established objectives for the 1995-96 business planning year (June 1, 1995 to May 31, 1996) that included important legislative revisions to its charter, to improve the Corporation's viability. Those legislative objectives were accomplished in early 1996, and the Corporation's criteria for measurement of the performance of management in subsequent business planning years have focused more on profitability, volume and quality control, consistent with Farmer Mac's business potential under its revised charter.

      Since 1995, as part of its ongoing efforts to evaluate its approach and further refine the Corporation's compensation practices, the Compensation Committee has employed the services of Towers Perrin, a large, nationally recognized independent compensation consulting firm. With significant input and assistance from Towers Perrin, the Committee has worked to refine its policies relating to executive compensation. Those efforts culminated in the adoption of:
(i) a new system for comparative  and  competitive  evaluation of base salaries;
(ii) a new approach to incentive compensation, including annual cash and long-term non-cash components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management's performance against the achievement of business plan objectives.

      Each year, Towers Perrin reviews the Corporation's compensation practices and establishes an estimated range of competitive compensation opportunities for the Corporation's senior management to ensure that the Corporation's compensation structure is sufficiently competitive to attract and retain highly qualified executives. Towers Perrin's competitive review and analysis of executive pay practices is based on a compilation of competitive compensation information from published surveys in the banking and financial services industry, as adjusted to reflect the Corporation's size and other attributes (the "Towers Perrin Competitive Data"). On the basis of that comparative review and other related analyses, the Committee selects the range of, and target amounts for, total compensation as well as for each of the three components of compensation - salary, annual cash and long-term non-cash incentive - and then makes recommendations to the full Board as to the actual levels of compensation to be awarded. The incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Committee applies both objective and subjective criteria, as established by the Board and management in the business plan. For the 1996-97 business planning year (June 1, 1996 to May 31, 1997), three critical objectives focused on profitability, volume and quality control, were established: improve operating results; increase the Corporation's equity capital; and continue to improve the Corporation's system of internal controls.

      Method of Determining Management Compensation for the 1996-97 Business Planning Year. The Corporation's procedures for determining management compensation have been consistent from year to year. In May of each year, at the end of the Corporation's 12-month business plan cycle ("business planning year"), the Compensation Committee, composed entirely of outside directors (as is the entire Board) and including the Chairman of the Board, reviews management's performance against business plan objectives, taking into account the business conditions that prevailed during the preceding business planning year.

      Detailed written performance evaluations are made of the members of senior management other than the CEO, distributed to the Compensation Committee members in advance, and discussed among the members in executive session. The CEO participates in the evaluation of each other senior member of management, but not in his own. As a benchmark for compensation decisions, the Compensation Committee compares the salary and annual and long-term incentive compensation of the Corporation's CEO and other members of senior management with the corresponding range of compensation in the Towers Perrin Competitive Data. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

      The Compensation Committee considers the performance and total compensation of the CEO in executive session without the CEO present, prepares a detailed written performance evaluation of the CEO and then includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management. Based on those deliberations and input provided by Towers Perrin, the Compensation Committee makes recommendations consistent with the Corporation's compensation policies, the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's mission.

      The Compensation Committee evaluated the performance of senior management for the 1996-97 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 1996-97 business plan. The Committee also evaluated the Corporation's non-financial achievements during the business planning year, recognizing that a significant aspect of the continuing development of Farmer Mac involved the establishment of programs that facilitate participation by sellers and provide effective access to the secondary market for stockholders who are originators or purchasers of qualified loans. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 1996-97 business planning year, including the achievement of an annual profit for the first time in the Corporation's history. The Committee also recognized other important business accomplishments during the planning year, including: expanding the cash window for the purchase of agricultural mortgages; increasing the profitability of its loan securitizations; limiting expenses through cost control measures; maximizing revenue through sophisticated investment techniques; and broadening and diversifying the Corporation's stockholder base through an equity offering at a level significantly in excess of, and at a time significantly in advance of, the requirements specified in the 1996 legislation. All of these factors were weighed carefully, with particular weight accorded to profitability and the stock offering. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed herein.

      The proportion of the total compensation package representing incentive compensation for the 1996-97 business planning year was 55% for the CEO and ranged between 35% and 42% for other members of senior management. In accordance with the recommendation of Towers Perrin, long-term incentive compensation ranging from 67% to 75% of the total compensation package represented the estimated grant value of stock option awards. The basis for determining incentive compensation was the Compensation Committee's evaluation of each individual's contribution to the achievement of the business and financial accomplishments of the 1996-97 planning year, as well as an evaluation of each individual's performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of the business plan objectives.

      Basis for Determining Chief Executive Officer's Compensation. For the 1996-97 business planning year, Mr. Edelman received a base salary of $315,000 and was awarded incentive compensation with a total estimated value of $387,000. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received options to purchase 10,639 shares of Farmer Mac Class C Non-Voting Common Stock (one-third of the options, valued at $93,000 as of the grant date, vested immediately upon grant; one-third vest on May 31, 1998; and one-third vest on May 31, 1999) and the remainder in cash.

      The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as maintained with the assistance of its outside compensation consultant, and the actual total compensation levels, as described herein, reflected careful consideration of what was reasonable and fair, in light of the Corporation's performance, from both management and stockholder perspectives.


                              Compensation Committee


                              C. Eugene Branstool, Chairman
                              W. David Hemingway
                              James A. McCarthy
                              G. Clyde Southern
                              Clyde A. Wheeler


Compensation Committee Interlocks and Insider Participation

      Directors Branstool, Hemingway, McCarthy, Southern and Wheeler comprise the Corporation's Compensation Committee. None of these directors is or has been an officer or employee of the Corporation.

      Director Hemingway, a Class A director, is Executive Vice President of the Investment Division of Zions First National Bank ("Zions"), the owner of 322,100 shares (or 31.9%) of Farmer Mac's Class A Voting Common Stock. He also is Executive Vice President of Zions Bancorporation, the holding company for Zions and the owner of 500,100 shares (or 16.3%) of Farmer Mac's Class C Non-Voting Common Stock. Zions is an active participant in both the Farmer Mac I and II programs. Zions has entered into contracts with Farmer Mac pursuant to which Zions provides central servicing and loan review and underwriting services to Farmer Mac with respect to certain Qualified Loans, including (with respect to central servicing) those sold by Zions to Farmer Mac under the Farmer Mac I program. During 1997, Zions received approximately $9,500 in servicing fees and approximately $165,000 in loan review and underwriting fees under those contracts. In addition, Zions serves as a dealer in Farmer Mac's discount and medium-term note programs; enters into interest rate swap agreements with respect to certain Qualified Loans it sells to Farmer Mac under the Farmer Mac I program; and is an active participant in the Farmer Mac II program. See "Certain Relationships and Related Transactions" for additional quantitative information about Zions' participation in the Farmer Mac I and II programs.

Summary Compensation Table

    The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's Chief Executive Officer and each of Farmer Mac's four other most highly compensated executive officers for the fiscal year ended December 31, 1997.



                                                            Long -Term
                                                           Compensation
                                                              Awards
                                                           -------------
                                                            Securities
                            Fiscal        Annual            Underlying    All Other
                                     Compensation ($)
                                     ------------------
    Name and Principal       Year     Salary    Bonus        Options     Compensation($)5
         Position
--------------------------- -------- --------- -------- -- ------------- -------------

Henry D. Edelman,            1997    344,530   108,535        10,639        36,548
President and                1996    309,019   48,000         39,780        33,193
  Chief Executive Officer    1995    250,000     06             --          33,160

Michael T. Bennett, Vice     1997    197,946   25,200         2,879         30,541
President --                 1996    181,843    9,000         14,916        28,630
  General Counsel and        1995    154,500   20,000           --          28,565
  Secretary

Thomas R. Clark, Vice        1997    197,644   34,244         2,938         31,490
President -- Corporate       1996    181,451   14,100         15,579        29,370
  Relations                  1995    149,000   25,000           --          29,333

Nancy Corsiglia, Vice        1997    197,644   43,245         3,465         30,084
President -- Business        1996    181,451   13,800         15,249        28,106
  Development                1995    149,000   25,000           --          27,955
  and Treasurer


Christopher A. Dunn, Vice    1997    191,677   44,444         3,387         30,133
President --                 1996    175,861   12,075         20,013        28,222
  Mortgage-Backed            1995    141,400   27,500           --          29,591
Securities


5    Includes  contributions to the defined contribution plan in the amount of
$26,512 for 1997 on behalf of each of the officers named in the table, as well as disability and life insurance premium payments paid on behalf of the officers. See "Defined Contribution Pension Plan" and "Employment Agreeemnts."

6    In light of the  Corporation's  capital position at the time, Mr. Edelman waived his right to be considered for any incentive compensation for the 1994-95 business planning year.

Option Grants During 1997

      The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 1997 and the potential realizable value of such option grants: (i) the number of shares of Class C Non-Voting Common Stock underlying options granted during 1997; (ii) the percentage that such options represent of all options granted to employees during that year; (iii) the exercise price; (iv) the expiration date; and (v) the present value, as of the grant date, of the options under the option pricing model discussed below.

                                 % of Total
                                  Options
                    Number of    Granted to                              Hypothetical
                     Options     Employees   Exercise Price  Expiration    Value at
       Name          Granted7     in Year       ($/Share)       Date     Grant Date8
--------------------------------------------------------------------------------------

Henry D. Edelman     10,639        35.61          35.50        6/12/07     $196,502
Michael T. Bennett    2,879         9.64          35.50        6/12/07       53,175
Thomas R. Clark       2,938         9.83          35.50        6/12/07       54,265
Nancy E. Corsiglia    3,465        11.60          35.50        6/12/07       63,999
Christopher A.        3,387        11.34          35.50        6/12/07       62,558
Dunn



Option Exercises and Year End Value

      The following table sets forth certain information relating to stock options exercised during 1997 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.


                                              Number of
                                              Securities     Value of Unexercised
                                              Underlying     In-the-Money Options
                                             Unexercised        at Year-End 9
                                               Options
                                              at Year-End
                       Shares    Value       Exercisable/        Exercisable/
      Name            Acquired   Realized   Unexercisable       Unexercisable
                    on Exercise
-----------------------------------------------------------------------------------

Henry D. Edelman         --         $--     70,066  /   20,353 $3,676,765 /    $885,243
Michael T. Bennett       --         --      30,903  /    6,892  1,651,070 /     313,073
Thomas R. Clark          --         --      31,365  /    7,152  1,665,469 /     325,807
Nancy E. Corsiglia       --         --      31,321  /    7,393  1,658,270 /     328,914
Christopher A. Dunn      --         --      19,471  /    8,929  1,281,917 /     411,943


7    Options  granted in 1997  became  exercisable  in stage,  with  one-third having vested on June 12, 1997, and one-third of the remainder vested on each of May 31, 1998 and May 31, 1999.

8     The  hypothetical  value at grant date of options granted during 1997 has been estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: a divided yeild of 0.0%; an expected volatility of 51.02%; a risk free interest rate of 6.34%; and an expected life of 5 years.

9     For purposes of this calculation, the value of the unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price for the Class C Non-Voting Common Stock on December 31, 1997.

Employment Agreements

      The Corporation has entered into employment agreements (the "Agreements") with the members of senior management ("officers") in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements expire on dates approximately two to four years from the present,10 the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.

      Under the Agreements, executive compensation includes base salary and incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. Possible awards of incentive compensation are considered annually at the end of the "plan year" (June 1 to May 31) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

      The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the "Summary Compensation Table" for information on other benefits extended to the officers.

      The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of final dissolution or one and one-half years. An officer's death or disability would permit termination on the same basis as "without cause," but the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.

Certain Relationships and Related Transactions

      John Dan Raines, a Class B director of Farmer Mac, is a member of the Board of Directors of AgFirst Farm Credit Bank ("AgFirst"), a System Institution with which Farmer Mac and Fannie Mae have entered into a joint arrangement for the pooling of Rural Housing Qualified Loans. Under the arrangement, AgFirst purchases eligible Rural Housing Qualified Loans for pooling through the Farmer Mac I program and Farmer Mac-guaranteed securities issued in connection therewith are to be purchased by Fannie Mae with a guarantee fee payable by AgFirst to Farmer Mac and Fannie Mae. To date, no such Farmer Mac-guaranteed securities have been issued thereunder.

      From time to time, Farmer Mac purchases Qualified Loans under the Farmer Mac I program and Guaranteed Portions under the Farmer Mac II program from institutions which own five percent or more of a class of Voting Common Stock or which have an officer or director who is a director on the Farmer Mac Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to lenders unaffiliated with Farmer Mac. In 1997, Farmer Mac purchased 51 loans having an aggregate principal amount of approximately $22 million from Zions First National Bank, Salt Lake City, Utah ("Zions"). Zions is the holder of approximately 32% of Farmer Mac's Class A Voting Common Stock and W. David Hemingway, a Class A director of Farmer Mac, is Executive Vice President of Zions and its holding company. In 1997, Farmer Mac also purchased: 25 loans having an aggregate principal amount of approximately $16 million from Feather River State Bank ("FRSB"), Yuba City, California (Robert J. Mulder, a Class A director of Farmer Mac, is President and Chief Executive Officer of FRSB); one loan having a principal amount of $115,000 from Glenwood State Bank, Glenwood, Iowa (John C. Dean, a Class A director of Farmer Mac, but not a nominee for re-election, is the Chief Executive Officer and Chairman of the Board of Glenwood State Bank); and one loan having a principal amount of $310,000 from AgFirst Farm Credit Bank (John Dan Raines, a Class B director of Farmer Mac, is a member of the Board of Directors of AgFirst Farm Credit Bank). The principal amount of Guaranteed Portions purchased by Farmer Mac under the Farmer Mac II program from director-affiliated institutions or five percent or greater shareholders was approximately 31.4% of that program's volume in 1997. During 1997, Farmer Mac entered into Farmer Mac II transactions with Zions involving the purchase of Guaranteed Portions by Farmer Mac or the issuance of Farmer Mac II guaranteed securities backed by Guaranteed Portions in an aggregate principal amount of approximately $29 million (30.0% of the program's total). In 1997, Farmer Mac also purchased: approximately $1 million principal amount of Guaranteed Portions (1.2% of the program's total) from Central National Bank, Canajoharie, New York (David J. Nolan, a Class A director of Farmer Mac, is a member of the Board of Directors and had been President and Chief Executive Officer and Chairman of the Board of Central National Bank); and $195,000 principal amount of Guaranteed Portions (0.2% of the program's total) from FRSB.

      In addition to its participation in the Farmer Mac programs, Zions also acts as a dealer in Farmer Mac's discount and medium-term note programs; is a counterparty to Farmer Mac on certain interest rate swap transactions; and acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program.

Performance Graph

      Farmer Mac has three classes of Common Stock: Class A and Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). The Common Stock was issued in Units and, until November 23, 1993, traded as such. A "Class A Unit" consisted of one share of Class A Voting Common Stock and one share of Class C Non-Voting Common Stock. A "Class B Unit" consisted of one share of Class B Voting Common Stock and one share of Class C Non-Voting Common Stock. In accordance with the terms of the initial public offering, the Class C Non-Voting Common Stock separated from the Class A and Class B Units on November 23, 1993 (the "Separation Date"). Since January 1994, the Class A and Class C Common Stock have traded separately on the Nasdaq Stock Market,11 although, through January 1996, each Class traded at a level approximately one-half the price of a Class A Unit prior to the Separation Date.12 As a result of the limited market for Class B Common Stock and the infrequency of trades therein, the Class B Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices with respect to Class B Common Stock.


      The following graph compares the performance of Farmer Mac's Class A Voting Common Stock (initially purchased as part of a Class A Unit) with the performance of the NASDAQ US Stock Market Index ("NASDAQ US Index") and the Standard & Poor's Financial Index ("S&P Financial Index") over the period from December 31, 1992 to December 31, 1997. The graph assumes that $100 was invested on December 31, 1992 in each of Farmer Mac Class A Units; the NASDAQ US Index; and the S & P Financial Index; and that all dividends were reinvested. From December 31, 1992 until the Separation Date, the graph (assuming the value of a share of Class A Voting Common Stock represented 50% of the price of a Class A
Unit) reflects one-half of the per unit price of a Class A Unit. Since the Separation Date, the graph reflects the per share price of the Class A Voting Common Stock.


               Nasdaq US        FM-C       S&P Fin      FM-A

1992                    100          100         100         100
1993                    115          109         108         109
1994                    112          109         101         109
1995                    159          103         152          91
1996                    195          721         200         648
1997                    240         1430         291         415



Stock Option Plans

      General. The purpose of Farmer Mac's stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel. The use of stock options is an attempt to align more closely the long-term interests of employees with those of Farmer Mac's stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac. Farmer Mac's stock option plans are administered by the Compensation Committee of the Board. Because individuals are prohibited by law from owning shares of Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans. Under the plans, the option price is required to be paid in cash, and no participant has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued to the participant.

      1992 Plan. In 1992, the Board adopted a Stock Option Plan (the "1992 Plan") for key management employees. The 1992 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an original option price of $15 per share, subject to adjustment pursuant to the plan's anti-dilution provision, with a term of 10 years from the date of grant. The Plan was amended in 1993 to increase the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold to 115,000. Options covering 105,000 shares were granted under the 1992 Plan and have an adjusted option price of $6.56 per share.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1992 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1996 Plan. In 1996, the Board adopted a second Stock Option Plan (the "1996 Plan") for key management employees. The 1996 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an option price of $7.875 per share, subject to adjustment pursuant to the plan's anti-dilution provision, with a term of 10 years from the date of grant. The 1996 Plan specified that the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold was 112,830. Options covering all 112,830 shares were granted under the 1996 Plan in stages, with one-third vesting on June 13, 1996, May 31, 1997 and May 31, 1998, respectively.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1996 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1997 Plan. In 1997, the Board adopted the 1997 Incentive Plan (the "1997 Plan"), which is a broad-based option plan for directors, officers and non-officer employees. The 1997 Plan provides for the issuance of a maximum of 250,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the day before the date of the option grant, with a term of 10 years from the date of grant. The plan anticipates the automatic annual grant to directors of 10-year options to purchase 2,000 shares of Class C Non-Voting Common Stock, with each grant to occur on the business day following each successive annual meeting (including the Meeting), with the option price to be determined as of the date of such meeting. Under the 1997 Plan, options also are available for grant to all employees, not just officers, based on their annual evaluations; the Board and management determined that granting options to qualified non-officer employees would promote a sense of corporate ownership in the best interest of the Corporation.


      Options covering 59,878 shares were granted under the 1997 Plan in stages, with one-third vesting on the date of the grant, and approximately the first and second anniversary of the date of the grant. Of the options granted under the 1997 Plan, options to purchase 30,000 shares of Class C Non-Voting Common Stock were granted to directors, 26,178 options were granted to officers, and 3,700 options were granted to non-officer employees.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination of employment (one year in the case of death or disability), unless termination was for "cause," in which case the options expire immediately.

Defined Contribution Pension Plan

      Farmer Mac annually contributes a percentage of each employee's base salary to the Corporation's Defined Contribution Pension Plan (the "Pension Plan"). The percentage is equal to the sum of (a) 13.2% of each employee's base salary (not to exceed $160,000) and (b) 5.7% of the amount equal to the employee's base salary (not to exceed $160,000) less the Social Security Taxable Wage Base (which, for 1997, was $65,400).

      All persons employed by Farmer Mac are eligible to participate in the Pension Plan. The vesting period for the Pension Plan is two years; there is no requirement for a matching contribution by the employee; and there is no defined annual benefit to the employee upon retirement. The "Summary Compensation Table" includes amounts contributed by the Corporation pursuant to the Pension Plan on behalf of the executive officers who are named therein.

401(k) Savings Plan

      Pursuant to the Corporation's 401(k) Savings Plan (the "Savings Plan"), which is intended to be qualified under Section 401(k) of the Internal Revenue
Code of 1986, participants may increase their retirement savings through tax-deferred contributions. All persons employed by Farmer Mac are eligible to participate. Participants may defer up to 15% of their annual eligible compensation up to the maximum deferral permitted under Federal law ($9,500 for 1997). The Corporation does not contribute any amounts to the Savings Plan.

Item No. 2:  Selection of Independent Auditors

      The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the annual meeting of stockholders and that selection shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. Since the last annual meeting, the Audit Committee, composed of Messrs. Rhodes (Chairman), Dean (not a nominee for re-election) and Junkins, met seven times.

      In accordance with the By-Laws, the Audit Committee has unanimously recommended Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1998. This proposal is put before the stockholders in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Arthur Andersen LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to be voted.

      Arthur Andersen LLP was selected to replace KPMG Peat Marwick LLP as the Corporation's independent auditors. KPMG Peat Marwick LLP had acted as the Corporation's independent auditors in connection with the Corporation's audited financial statements for the fiscal years ended December 31, 1989 through 1997. The decision to retain Arthur Andersen LLP and not to rehire KPMG Peat Marwick LLP was recommended by the Audit Committee based upon proposals received from three major accounting firms, including KPMG Peat Marwick LLP, and was not based upon any disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure.

      Representatives of Arthur Andersen LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders present at the Meeting.

    The Board of Directors recommends a vote FOR the proposal to ratify the selection of Arthur Andersen LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 1998. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

      Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1997, except that an amended Form 4 was filed late by Western Farm Credit Bank with respect to one transaction during the month of February 1997 and a Form 5 was filed in the month of February 1998 by Western Farm Credit Bank with respect to 25 transactions during the months of April 1997 and May 1997, each of the foregoing transactions involving the sale of Farmer Mac Class C Non-Voting Common Stock.


Principal Stockholders of Voting Common Stock

          It is believed that, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of the related class of Voting Common Stock or 5% or more of the total outstanding shares of Voting Common Stock.



                                   Number          Percent of TotalPercent of Total
                                  of Shares         Voting Shares    Shares Held
Name and Address             Beneficially Owned     Outstanding*     By Class**

AgAmerica, FCB13                85,774 shares of        5.68%          17.14%
Spokane, WA  99220           Class B Voting Common
                                     Stock
AgFirst Farm Credit Bank14   84,024 shares of Class     5.56%          16.79%
Columbia, SC  29202           B Voting Common Stock
AgriBank, FCB                   148,441 shares of       9.82%          29.67%
St. Paul, MN  55101-1849      Class B Voting Common
                                      Stock
CoBank                       30,136 shares of Class     2.00%           6.02%
Denver, CO 80217-5110         B Voting Common Stock
Farm Credit Bank of Texas15  38,503 shares of Class     2.55%           7.70%
Austin, TX  78761             B Voting Common Stock
Farm Credit Bank of Wichita1645,223 shares of Class     2.99%           9.04%
Wichita, KS  67201            B Voting Common Stock
Western Farm Credit Bank         55,250 shares of       3.66%          11.04%
Sacramento, CA  95813         Class B Voting Common
                                      Stock
Zions First National Bank17    322,100 shares of        21.32%         31.87%
Salt Lake City, UT  84111    Class A Voting Common
                                     Stock

     * The percentage is determined by diving the number of shares of Voting Common Stock owned by the total of the number of shares of Voting Common Stock outstanding.

     ** The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.

13    John G. Nelson III,  currently a member of the Board of Directors  and a
Class B Nominee, is a director of AgAmerica, FCB.

14    John Dan  Raines,  currently  a member of the Board of  Directors  and a
Class B Nominee, is a member of the Board of Directors of AgFirst Farm Credit Bank.

15    James A.  McCarthy,  currently a member of the Board of Directors  and a
Class B Nominee, is a member of the Board of Directors of the Farm Credit Bank of Texas.

16    Darryl W.  Rhodes,  currently a member of the Board of  Directors  and a
Class B Nominee, is a Senior Vice President of the Farm Credit Bank of Wichita.

17    W. David  Hemingway,  currently a member of the Board of Directors and a
Class A Nominee,  is  Executive  Vice  President of Zions First  National  Bank.

Solicitation of Proxies

      The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained D.F. King & Co., Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $10,500. In addition to solicitation by mail, employees of D.F. King & Co., Inc. may solicit proxies by telephone, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them, and will be reimbursed for their expenses by the Corporation.

Other Matters

      The enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment thereof, in addition to the scheduled items of business, and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote such proxy in accord with their best judgment.

      Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission. Written requests should be directed to Michael T. Bennett, Corporate Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.

                          -----------------------------



      The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.



                                        By order of the
                                        Board of Directors,





                                        /s/Michael T. Bennett
                                        Michael T. Bennett
                                        Corporate Secretary


April 23, 1998 Washington, D.C.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of

     Class B Nominees:   For       With-     For All
                                   hold      Except
                         [  ]      [   ]     [    ]

     Kenneth E. Graff, James A. McCarthy, John G. Nelson III
          John Dan Raines, and Darryl W. Rhodes

2. Proposal to approve the appointment of Arthur Anderson LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1998.

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name in the list above. Your shares will be voted for the remaining nominee(s).

     Record Date Shares:



Please be sure to sign and date this Proxy   Date

Stockholder sign here__________________      Co-owner sign here________________



                        FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 1998

      The undersigned hereby appoints Henry D. Edelman, Michael T. Bennett, and Thomas R. Clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 4, 1998, and any and all adjournments thereof.

            The Board of Directors unanimously recommends a vote FOR the proposals.

      In their decision, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.


             PLEASE COMPLETE, SIGN, DATE, AND MAIL IN THE ENCLOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of

     Class B Nominees:   For       With-     For All
                                   hold      Except
                         [  ]      [   ]     [    ]

     W. David Hemingway, Mitchell A. Johnson
          Robert J. Mulder, David J. Nolan and Peter T. Paul

2. Proposal to approve the appointment of Arthur Anderson LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1998.

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name in the list above. Your shares will be voted for the remaining nominee(s).

     Record Date Shares:



Please be sure to sign and date this Proxy   Date

Stockholder sign here ___________________    Co-owner sign here_________________

                       FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 1998

      The undersigned hereby appoints Henry D. Edelman, Michael T. Bennett, and Thomas R. Clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 4, 1998, and any and all adjournments thereof.


            The Board of Directors unanimously recommends a vote FOR the proposals.

      In their decision, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



                 PLEASE COMPLETE, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE.